UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 2, 2016
__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 2, 2016, PetroQuest Energy, Inc. (the "Company") announced a net loss to common stockholders for the quarter ended December 31, 2015 of $(64,744,000), or $(0.98) per share, compared to fourth quarter 2014 net income available to common stockholders of $1,745,000, or $0.02 per share. For the year ended December 31, 2015, the Company reported a net loss to common stockholders of $(299,977,000), or $(4.61) per share, compared to net income available to common shareholders of $26,051,000, or $0.39 per share, for the year ended December 31, 2014. The three and twelve months ended December 31, 2015 included ceiling test write-downs totaling $51,944,000 and $266,562,000, respectively.
Discretionary cash flow for the fourth quarter of 2015 was $3,239,000 as compared to $26,382,000 for the comparable 2014 period. Net cash flow provided by operating activities totaled $6,126,000 and $52,347,000 during the fourth quarters of 2015 and 2014, respectively. For the year ended December 31, 2015, discretionary cash flow was $26,092,000 compared to $126,461,000 for 2014. Net cash flow provided by operating activities totaled $30,105,000 and $178,208,000 during the years ended December 31, 2015 and 2014, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the fourth quarter of 2015 were $23,096,000 as compared to $47,988,000 in the fourth quarter of 2014. For the year ended December 31, 2015, oil and gas sales decreased 48% to $115,969,000 as compared to $225,021,000 for the year ended December 31, 2014. Production for the year ended December 31, 2015 was 21% lower than 2014. The decrease in production was due primarily to the divestiture of our Arkoma assets in June 2015 and normal production declines at our Gulf Coast fields. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2015 were lower by 19% and 35%, respectively, as compared to the prices received during the comparable 2014 periods.
Lease operating expenses during 2015 totaled $40,130,000, a 17% reduction from 2014. Lease operating expenses for the fourth quarter of 2015 were $1.19 per Mcfe as compared to $0.99 per Mcfe in the fourth quarter of 2014. Lease operating expenses for the year ended December 31, 2015 were $1.17 per Mcfe as compared to $1.12 for the year ended December 31, 2014. The increase in per unit lease operating expenses during the 2015 periods are primarily due to the Arkoma sale in June 2015, which included properties with a lower relative per unit cost, as well as normal production declines and downtime at certain of the Company's Gulf Coast fields.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2015 was $1.57 per Mcfe as compared to $2.05 per Mcfe in the fourth quarter of 2014. For the year ended December 31, 2015, DD&A on oil and gas properties decreased to $1.82 per Mcfe from $1.99 per Mcfe for the comparable period of 2014. The decrease in the per unit DD&A rate during the 2015 periods is primarily the result of the 2015 non-cash ceiling test write-downs totaling $51,944,000 and $266,562,000 in the fourth quarter and year ended December 31, 2015, respectively.
Interest expense for the fourth quarter of 2015 was $8,770,000, as compared to $7,215,000 in the fourth quarter of 2014. For the year ended December 31, 2015, interest expense was $33,766,000 compared to $29,281,000 for 2014. The increase in interest expense during the 2015 periods was the result of lower capitalized interest on the Company's reduced unevaluated property balance, which was primarily the result of the Arkoma sale in June 2015.
General and administrative expenses during 2015 totaled $20.8 million, an approximate 10% reduction from 2014. Fourth quarter of 2015 general and administrative expense was $391,000 higher than the comparable 2014 period. For the year ended December 31, 2015, general and administrative expenses were $2,093,000 lower than 2014. The decline in general and administrative expense during the 2015 period was primarily the result of lower employee related costs including stock compensation expense.
Production taxes for the fourth quarter of 2015 totaled $167,000, as compared to $1,249,000 in the fourth quarter of 2014. For the year ended December 31, 2015, production taxes were $2,470,000, as compared to $5,927,000 for the comparable period of 2014. The decrease in total production taxes for the 2015 periods was primarily due to lower commodity prices for our production during the 2015 periods as compared to the 2014 periods, as well as certain severance tax refunds in East Texas.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014 (1)	2015	2014 (1)
Production:
Oil (Bbls)	106,990	159,998	528,529	802,509
Gas (Mcf)	5,023,288	7,994,417	25,501,851	31,027,671
Ngl (Mcfe)	1,028,847	2,295,516	5,487,239	7,482,310
Total Production (Mcfe)	6,694,075	11,249,921	34,160,264	43,325,035
Daily Production (MMcfe)	72.8	122.3	93.6	118.7
Sales:
Total oil sales	$4,918,298	$13,896,729	$26,532,240	$78,176,377
Total gas sales	15,755,693	27,143,468	75,070,130	114,613,267
Total ngl sales	2,422,460	6,947,208	14,367,024	32,231,090
Total oil and gas sales	$23,096,451	$47,987,405	$115,969,394	$225,020,734
Average sales prices:
Oil (per Bbl)	$45.97	$86.86	$50.20	$97.41
Gas (per Mcf)	3.14	3.40	2.94	3.69
Ngl (per Mcfe)	2.35	3.03	2.62	4.31
Per Mcfe	3.45	4.27	3.39	5.19
(1) Production and related oil and gas revenues associated with the Arkoma assets sold during June 2015 totaled 4.6 Bcfe and $12.8 million, respectively, during the fourth quarter of 2014 and 16.4 Bcfe and $56.7 million, respectively, for the annual 2014 period.

The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $5,832,000 and $565,000, oil hedges of $606,000 and $2,128,000, and Ngl hedges of $182,000 and $268,000 for the three months ended December 31, 2015 and 2014, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $15,940,000 and ($4,237,000), oil hedges of $644,000 and $897,000, and Ngl hedges of $530,000 and $296,000 for the twelve months ended December 31, 2015 and 2014, respectively.

Guidance
The following initiates guidance for the first quarter of 2016:

Guidance for
Description	1st Quarter 2016

Production volumes (MMcfe/d)	72 - 76

Percent Gas	74%
Percent Oil	6%
Percent NGL	20%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.06 - $0.10
Depreciation, depletion and amortization (per Mcfe)	$1.35 - $1.45
General and administrative (in millions)*	$3.6 - $4.0
Interest expense (in millions)	$7.8 - $8.2

* Includes non-cash stock compensation estimate of $0.6 million

Management's Comment
"Our 2016 business plan is focused on preserving liquidity and strengthening our balance sheet. To this end we are working toward reducing 2016 cash costs by 25%, assessing additional deleveraging and maturity extension options relative to our remaining 2017 notes and evaluating additional asset sale opportunities and joint venture structures," said Charles T. Goodson, Chairman, Chief Executive Officer and President.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to pay dividends on our Series B Preferred Stock, our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to post additional collateral to satisfy our offshore decommissioning obligations, our ability to reduce leverage or refinance our remaining senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$148,013	$18,243
Revenue receivable	6,476	16,485
Joint interest billing receivable	49,374	46,778
Derivative asset	1,508	8,631
Other current assets	3,874	6,413
Total current assets	209,245	96,550
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,310,891	2,222,753
Unevaluated oil and gas properties	12,516	109,119
Accumulated depreciation, depletion and amortization	(1,157,455)	(1,648,060)
Oil and gas properties, net	165,952	683,812
Other property and equipment	11,229	14,953
Accumulated depreciation of other property and equipment	(8,737)	(10,313)
Total property and equipment	168,444	688,452
Other assets, net of accumulated amortization of $3,842 and $3,448, respectively	1,630	1,106
Total assets	$379,319	$786,108
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$97,999	$102,954
Advances from co-owners	16,118	12,819
Oil and gas revenue payable	18,911	22,333
Accrued interest and preferred stock dividend	12,795	12,764
Asset retirement obligation	6,015	2,756
Accrued acquisition costs	4,409	17,690
Other accrued liabilities	2,585	5,394
Total current liabilities	158,832	176,710
Bank debt	—	75,000
10% Senior Notes	347,008	345,213
Asset retirement obligation	36,541	52,214
Other long-term liability	53	62
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 65,641 and 64,721 shares, respectively	66	65
Paid-in capital	290,382	285,957
Accumulated other comprehensive income	947	5,420
Accumulated deficit	(454,511)	(154,534)
Total stockholders’ equity	(163,115)	136,909
Total liabilities and stockholders’ equity	$379,319	$786,108

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Oil and gas sales	$23,096	$47,988	$115,969	$225,021
Expenses:
Lease operating expenses	7,967	11,152	40,130	48,597
Production taxes	167	1,249	2,470	5,927
Depreciation, depletion and amortization	10,811	23,394	63,497	87,818
Ceiling test write-down	51,944	—	266,562	—
General and administrative	4,233	3,842	20,777	22,870
Accretion of asset retirement obligation	752	735	3,259	2,958
Interest expense	8,770	7,215	33,766	29,281
	84,644	47,587	430,461	197,451
Other income:
Gain (loss) on sale of assets	(422)	—	21,937	—
Other income	105	77	390	679
	(317)	77	22,327	679
Income (loss) from operations	(61,865)	478	(292,165)	28,249
Income tax expense (benefit)	1,594	(2,552)	2,673	(2,941)
Net income (loss)	(63,459)	3,030	(294,838)	31,190
Preferred stock dividend	1,285	1,285	5,139	5,139
Net income (loss) available to common stockholders	$(64,744)	$1,745	$(299,977)	$26,051
Earnings per common share:
Basic
Net income (loss) per share	$(0.98)	$0.02	$(4.61)	$0.39
Diluted
Net income (loss) per share	$(0.98)	$0.02	$(4.61)	$0.39
Weighted average number of common shares:
Basic	65,382	64,593	65,022	64,204
Diluted	65,382	65,298	65,022	64,225

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(294,838)	$31,190
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	2,673	(2,941)
Depreciation, depletion and amortization	63,497	87,818
Ceiling test write-down	266,562	—
Accretion of asset retirement obligation	3,259	2,958
Gain on sale of assets	(21,937)	—
Share based compensation expense	4,617	5,248
Amortization costs and other	2,259	2,188
Payments to settle asset retirement obligations	(2,776)	(3,623)
Changes in working capital accounts:
Revenue receivable	10,009	10,083
Prepaid drilling and pipe costs	—	(370)
Joint interest billing receivable	223	(20,276)
Accounts payable and accrued liabilities	(9,352)	50,243
Advances from co-owners	3,299	11,850
Other	2,610	3,840
Net cash provided by operating activities	30,105	178,208
Cash flows provided by (used in) investing activities:
Investment in oil and gas properties	(90,218)	(174,633)
Investment in other property and equipment	(454)	(926)
Sale of oil and gas properties	271,769	11,908
Net cash provided by (used in) investing activities	181,097	(163,651)
Cash flows (used in) financing activities:
Net payments for share based compensation	(199)	(75)
Deferred financing costs	(1,094)	(253)
Payment of preferred stock dividend	(5,139)	(5,139)
Proceeds from bank borrowings	70,000	17,500
Repayment of bank borrowings	(145,000)	(17,500)
Net cash used in financing activities	(81,432)	(5,467)
Net increase in cash and cash equivalents	129,770	9,090
Cash and cash equivalents, beginning of period	18,243	9,153
Cash and cash equivalents, end of period	$148,013	$18,243
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$36,217	$37,174
Income taxes	$—	$270

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(63,459)	$3,030	$(294,838)	$31,190
Reconciling items:
Deferred tax expense (benefit)	1,594	(2,552)	2,673	(2,941)
Depreciation, depletion and amortization	10,811	23,394	63,497	87,818
Ceiling test write-down	51,944	—	266,562	—
(Gain) loss on sale of assets	422	—	(21,937)	—
Accretion of asset retirement obligation	752	735	3,259	2,958
Non-cash share based compensation expense	595	1,223	4,617	5,248
Amortization costs and other	580	552	2,259	2,188
Discretionary cash flow	3,239	26,382	26,092	126,461
Changes in working capital accounts	3,837	26,686	6,789	55,370
Settlement of asset retirement obligations	(950)	(721)	(2,776)	(3,623)
Net cash flow provided by operating activities	$6,126	$52,347	$30,105	$178,208

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer